UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Suite 1000, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 215-546-5005
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01     Entry into a Material Definitive Agreement.
     On July 29, 2005, an Agreement of Sale among Resource America, Inc., Resource Properties XLVII, Inc., its wholly-owned subsidiary (collectively with Resource America, the “Company”), and Scott Schaeffer, as sellers, and ACP Mid-Atlantic LLC (“Buyer”) became definitive. Pursuant to the Agreement of Sale, (i) Resource Properties XLVII, Inc. agreed to sell to Buyer a promissory note in the original principal amount of $31,000,000 made by ABB South Street Associates, LLC (which owns the Alex. Brown Building located in Baltimore, Maryland), which note has a current principal balance of approximately $56,300,000 and which is secured by ownership interests in ABB South Street Associates, LLC; and (ii) Resource America agreed to sell to Buyer all of its equity interests in ABB South Street Associates, LLC. Mr. Schaeffer also agreed to sell certain equity interests to Buyer. The Company anticipates that it will receive net proceeds from this transaction of approximately $20,000,000. Closing is contingent upon the approval of the lender holding the mortgage loan on the Alex. Brown Building and the approval of the other equity holders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Dated: August 4, 2005	/S/	Alan F. Feldman
	By:	Alan F. Feldman
	Title:	Senior Vice President